Exhibit 2

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Form of Proxy

Resolutions	For	Against	Withheld

1 Ordinary Resolution to receive and approve the audited accounts	☐	☐	☐
2 Ordinary Resolution to declare a final dividend	☐	☐	☐
3 Ordinary Resolution to approve the remuneration report of the directors	☐	☐	☐
4 Ordinary Resolution to approve the sustainability report of the directors	☐	☐	☐
5 Ordinary Resolution to re-elect Colin Day as a director	☐	☐	☐
6 Ordinary Resolution to re-elect Esther Dyson as a director	☐	☐	☐
7 Ordinary Resolution to re-elect Orit Gadiesh as a director	☐	☐	☐
8 Ordinary Resolution to re-elect Philip Lader as a director	☐	☐	☐
9 Ordinary Resolution to re-elect Ruigang Li as a director	☐	☐	☐
10 Ordinary Resolution to re-elect Mark Read as a director	☐	☐	☐
11 Ordinary Resolution to re-elect Paul Richardson as a director	☐	☐	☐
12 Ordinary Resolution to re-elect Jeffrey Rosen as a director	☐	☐	☐

Before completing this form, please read the explanatory notes overleaf.

I/We want the following person (called the ‘proxy’) to vote on my/our behalf (the proxy need not be a member of the Company).

(Please place a mark in one of the boxes to indicate your choice.)

The chairman	☐	Please leave this box blank if you are selecting someone other than the chairman.
of the Meeting: or
The following person:
Please leave this box blank if you have selected the chairman. Do not insert your own name(s). Otherwise write the full name of the individual or body corporate you are appointing as your proxy.
	☐	Please tick here if this appointment is one of multiple appointments being made.

+ Control Number:

PIN:	SRN:

SRN:

Resolutions		For	Against	Withheld

13	Ordinary Resolution to re-elect Timothy Shriver as a director	☐	☐	☐
14	Ordinary Resolution to re-elect Sir Martin Sorrell as a director	☐	☐	☐
15	Ordinary Resolution to re-elect Solomon Trujillo as a director	☐	☐	☐
16	Ordinary Resolution to elect Roger Agnelli as a director	☐	☐	☐
17	Ordinary Resolution to elect Dr Jacques Aigrain as a director	☐	☐	☐
18	Ordinary Resolution to elect Hugo Shong as a director	☐	☐	☐
19	Ordinary Resolution to elect Sally Susman as a director	☐	☐	☐
20	Ordinary Resolution to re-appoint the auditors and authorise the directors to determine their remuneration	☐	☐	☐
21	Ordinary Resolution to authorise the directors to allot relevant securities	☐	☐	☐
22	Ordinary Resolution to approve the Executive Performance Share Plan	☐	☐	☐
23	Special Resolution to authorise the Company to purchase its own shares	☐	☐	☐
24	Special Resolution to authorise the disapplication of pre-emption rights	☐	☐	☐

For the appointment of more than one proxy, please refer to Note 7.

To attend and vote on my/our behalf at the Annual General Meeting of WPP plc to be held on 12 June 2013 and at any adjournment of the Meeting. I/We would like my/our proxy to vote on the resolutions proposed at the Meeting as indicated on this form. Unless otherwise instructed, the proxy may vote as he or she sees fit or abstain to any business of the Meeting.

Signature
Any one joint holder may sign
/2013
Date

E1408		+

WPP plc Admittance Card

Attendance at the WPP plc Annual General Meeting on 12 June 2013 at 12 noon at The Savoy Hotel, Strand, London WC2R OEU.

If you intend to be at the Annual General Meeting, would you please sign this admittance card and present it at the registration point on arrival in order to assist admittance procedures. This card will be exchanged for a voting card. If you appoint a proxy it is not necessary to hand this card to your proxy. Please see overleaf for directions to The Savoy Hotel.

Signature

/2013
Date

Kindly note:	This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon.
This personalised form is not transferable between different (i) account holders, (ii) class of security or (iii) uniquely designated accounts.
The issuer and Computershare accept no liability for any instruction that does not comply with these conditions.

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Form of Proxy

Notes for completion of Form of Proxy

1	Please indicate by placing ‘X’ either under the column ‘For’ or the column ‘Against’ or the column ‘Withheld’ how you wish your votes to be cast. On receipt of this form duly signed, but without any specific direction how you wish your vote to be cast, your proxy may vote or abstain, at their discretion. On any other business (including a motion to adjourn the Meeting or to amend a resolution) the proxy will vote at their discretion.

2	The ‘Withheld’ option is provided to enable you to abstain on the resolution. However, it should be noted that a ‘Withheld’ vote is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ or ‘Against’ the resolution.

3	In the case of joint share owners, the vote of the first named in the Register of the Company who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other owner(s).

4	In the case of a share owner which is a body corporate, this form must be executed either under its common seal, or under the hand of an officer or agent duly authorised in writing in that behalf.

5	To be valid this form must be completed, signed, detached and deposited at the office of Computershare, Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, not less than 48 hours before the time appointed for the Meeting.

6	Every share owner has the right to appoint some other person(s) of their choice, who need not be a share owner, as his proxy to exercise all or any of his rights to attend, speak and vote on their behalf at the Meeting. If you wish to appoint a person other than the chairman, please insert the name of your chosen proxy holder in the space provided. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name the number of shares in relation to which they are authorised to act as your proxy. If left blank, your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a share owner, the full voting entitlement of that designated account.)
7	To appoint more than one proxy, (an) additional proxy form(s) may be obtained by contacting Computershare Registrars on 0870 707 1411 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope.

8	To submit your proxy instructions electronically:

(a)	you may submit your proxy over the internet by accessing the Company’s website wpp.com/investor. You will need your unique share owner reference number (SRN), Control Number and personal identification number (PIN) printed on this form in order to log in. You can access the Company’s website from any internet-enabled PC with Internet Explorer 7+, Chrome, Firefox and Safari. The use by share owners of the electronic proxy appointment service will be governed by the terms and conditions of use which will appear on the website. Electronic proxies must be completed and lodged in accordance with the instructions on the website by no later than 48 hours before the time appointed for the Meeting; or

(b)	alternatively, CREST members can submit their vote through the CREST electronic proxy appointment service. Please refer to note 6 on page 4 of the accompanying Notice of Annual General Meeting.

9	Completion and return of the Form of Proxy or appointing your proxy electronically will not prevent you from attending and voting at the Meeting instead of your proxy, if you so wish.

The WPP plc Annual General Meeting
will be held at: The Savoy Hotel Strand London WC2R OEU